UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  September 28, 2005

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 (Other Events)

Attachment I of this Form 8-K contains information that is being posted on IBM’s Investor Relations web site (www.ibm.com/investor/).

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  September 29, 2005

By:	/s/ Andrew Bonzani
(Andrew Bonzani)
Assistant Secretary &
Associate General Counsel

ATTACHMENT I

IBM INVESTOR RELATIONS

UNDERSTANDING THE ENTERPRISE APPLICATIONS BUSINESS

WHY IBM’S PARTNER STRATEGY IS PAYING OFF

SEPTEMBER 28, 2005

PARTNERING IN AN OPEN WORLD

The enterprise applications business remains extremely diverse. It is not uncommon for large companies to run thousands of different applications made by hundreds of separate Independent Software Vendors (ISVs). Increasingly, companies want to integrate the flow of information between these applications internally, and to integrate their systems with partners, suppliers and customers externally. IBM has built its business – in hardware, software, and services – to fulfill this customer desire for deeper integration.

Responding to this need for integration, IBM maintains a network of thousands of Independent Software Vendor partners. IBM has a deep commitment to this network of partners, and is investing in new technology centers, business resources and sales and marketing support for its business partners worldwide. This is because IBM’s relationship with its partner network sits at the heart of the company’s strategy.

IBM believes that this network of ISV partners is essential to its success and the value it provides its clients as an integrator. Given the number of enterprise applications in use, mutually beneficial partnerships with a vibrant community of ISVs are the best way for IBM to deliver this value. In Customer Relationship Management (CRM) software, for example, the top 10 vendors accounted for 49% of the total opportunity in 2004, according to AMR Research.

IBM’s partner strategy opens opportunities for the company to sell hardware, software and services built around the installation and integration of enterprise applications. These opportunities are far larger than the enterprise applications opportunity itself. IBM calculates that about 40% of the entire $1.3 trillion enterprise IT market - including hardware, software and services - is driven by packaged business applications software. By preserving choice and flexibility, IBM can deliver the solutions customers need and embrace the entire opportunity. IBM’s Business Consulting Services, for example, runs the largest CRM practice in the world.

THE VALUE OF MIDDLEWARE

IBM’s partner strategy and our focus on delivering integration to our clients is one reason why we have become the world’s biggest provider of middleware – software that helps companies integrate the flow of information across different applications. Because the need to integrate information is increasing, the middleware business continues to grow steadily.

Between 1998 and 2004, according to IBM analysis based on industry data sources, the middleware opportunity grew from $56 billion to $89 billion. IBM’s software business generated over $15 billion in revenue in 2004. Of this, approximately 80% came from middleware. IBM’s middleware brands rank number one or two in all key areas.

MIDDLEWARE SOFTWARE OPPORTUNITY ($B)

Source: IBM analysis based on industry data sources

IBM continues to use strategic acquisitions to fortify its middleware franchise. IBM’s purchase of SRD enhances its presence in business intelligence software, which analysts have earmarked for high growth. IBM’s acquisition of Ascential adds a leader in enterprise data integration software.

IBM’s partner strategy underpins the company’s strength in middleware, providing integration across different geographies and industries and providing the reach to span thousands of different applications. IBM has more than 4,000 different business partners for its Websphere middleware. These partners deliver more than 3,000 different ISV solutions. In the information management business, IBM has 13,000 different partners who together deliver 40,000 separate ISV applications.

In 2004, more than 2,500 industry-specific business partners joined IBM’s partner industry network program. These included 1,100 partners in banking, 958 in financial markets, 900 in healthcare, 831 in retail and 676 in government.

OPEN FOR INNOVATION

Underlying IBM’s partner strategy and its focus on middleware integration is the spread of open standards. As open platforms continue to proliferate, companies want to partner with IT providers which have built their strategy and their businesses on open standards.

Partnering is essential in an open world because in an open world, the diversity of the ISV ecosystem flourishes. Everybody collaborates, competes and innovates on top of the same, open platform.

An important differentiator for IBM’s software business is that it is built on open standards. These open standards support a wide variety of hardware platforms and software applications. Openness is extremely difficult to achieve for companies which have built their strategies around perpetuating closed, proprietary platforms.

Wouldn’t it be interesting if the one player that ends up winning the application wars is a vendor that isn’t really in the application space? I think it’s possible. The ultimate aggregator.

Can you spell I-B-M?

Charles Garry, independent industry analyst,

“Who will win the application war?” eWeek, September 21, 2005

NEW MARKETS, NEW GROWTH

IBM’s open, partnering strategy also helps to explain its rapid expansion in fast-growing emerging geographies such as India and Brazil, where local ISVs (and not the big western brands) are leaders in the market. IBM is working with more than 800 ISVs in Brazil. This list includes four of the top five Brazilian ISVs – Logocenter, Gemco, Datasul and Microsiga. All four companies are building their applications on Linux and IBM software (DB2 and Websphere).

In India, IBM has established relationships with 2,000 software and services vendors in the past five years. In China, IBM has signed an agreement with Kingdee, the country’s biggest ERP vendor. (Kingdee is bigger than SAP China.) IBM is establishing a dozen new business partner innovation centers in Brazil, Russia, India and China in 2005. Together, IBM’s revenues from Brazil, Russia, India and China grew by more than 25% in 2004.

IBM’s partner relationships are also essential to serving its small and medium-sized business customers. IBM’s mid-market business plans center on growing a pool of ISVs and business partners who will install and resell its software products. In 2004, IBM’s software group gained 25,000 new small and medium-sized business customers.

By partnering with ISVs instead of selling its own applications, IBM maintains the flexibility to deliver the openness and interoperability that customers desire. This strategy gives IBM the opportunity to pursue selling hardware, software and services built around the enterprise applications business.